EXHIBIT 1.1
                      BEAR STEARNS MORTGAGE SECURITIES INC.

                       Mortgage Pass-Through Certificates


                                 TERMS AGREEMENT


                           Dated: as of June 24, 1997


To:  BEAR STEARNS MORTGAGE SECURITIES INC.

Re:  Underwriting Agreement dated June 25, 1996

Underwriter:  Bear, Stearns & Co. Inc.

Series Designation:  Series 1997-4

Class Designation Schedule of the Certificates: Class A-I,
A-II,  A-III, A-IV, B-1, B-2, B-3, R-1 and R-2

TERMS OF THE CERTIFICATES TO BE PURCHASED BY THE UNDERWRITER:


                                          Original
Class                                 Principal Amount                         Interest Rate
-----                                 ----------------                         -------------
A-I                                  $  23,736,100                                 (1)
A-II                                 $ 124,749,900                                 (2)
A-III                                $  49,988,600                                 (3)
A-IV                                 $  27,422,700                                 (4)
B-1                                  $   6,679,700                                 (5)
B-2                                  $   3,643,500                                 (5)
B-3                                  $   1,821,700                                 (5)
R-1                                  $          50                                 (2)
R-2                                  $          50                                 (2)

------------------

(1) During each Interest Accrual Period the Class A-I Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group I Mortgage Loans.

(2) During each Interest Accrual Period, the Class A-II, Class R-1 and Class
R-2 Certificates will each bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group II Mortgage Loans.

(3) During each Interest Accrual Period, the Class A-III Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group III Mortgage Loans.

(4) During each Interest Accrual Period, the Class A-IV Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group IV Mortgage Loans.

(5) The Class B-1, Class B-2 and Class B-3 Certificates will each bear interest at a variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates of all Classes of Senior Certificates weighted in proportion to the results of subtracting from the principal balance of each Mortgage Loan
Group, the Current Principal Amount of the related Class or Classes of Senior
Certificates.

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

DEFINED TERMS: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of June 1, 1997, among Bear Stearns Mortgage Securities Inc., as seller, EMC Mortgage Corporation, as master servicer, and State Street Bank and Trust Company, as trustee.

FORM OF CERTIFICATES BEING PURCHASED BY THE UNDERWRITER: Book Entry except for the Class R-1 and Class R-2 Certificates which will be in certificated, fully registered form.

DISTRIBUTION DATES: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day commencing in July, 1997.

CERTIFICATE RATING FOR THE CERTIFICATES BEING PURCHASED BY THE UNDERWRITERS:


CLASS                                                RATING
                                             S&P                 FITCH
A-I...................................       AAA                  AAA
A-II..................................       AAA                  AAA
A-III.................................       AAA                  AAA
A-IV..................................       AAA                  AAA
B-1...................................       AA                   AA
B-2...................................        A                    A
B-3...................................       BBB                  BBB
R-1...................................       AAA                  AAA
R-2...................................       AAA                  AAA

MORTGAGE ASSETS: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

PURCHASE PRICE: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $242,803,146.00 (plus $1,421,681.19 in accrued interest).

CREDIT ENHANCEMENT: None other than the subordination described in the related Prospectus Supplement.

CLOSING DATE: June 30, 1997, 9:00 a.m., New York time.


                  [Remainder of Page Intentionally Left Blank]

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.


BEAR, STEARNS & CO. INC.


By:  /S/ JEFFREY MAYER
     Name:  Jeffrey Mayer
     Title: Senior Managing Director


Accepted:

BEAR STEARNS MORTGAGE SECURITIES INC.

By:  /S/ JOSEPH T. JURKOWSKI, JR.
     Name: Joseph T. Jurkowski, Jr.
     Title: Vice President

                                     ANNEX A


                             Mortgage Loan Schedule

              SEE EXHIBIT B OF THE POOLING AND SERVICING AGREEMENT